                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stockholders
MGI PHARMA, INC.:

We consent to incorporation by reference in the Registration Statements
(Nos. 2-80845, 2-92340, 2-94654, 33-13785, 33-23098, 33-23099, 33-37254,
33-42341, 33-65026, 33-65032 and 33-79024) on Form S-8 of MGI PHARMA, INC., of
our reports dated February 7, 1997, relating to the balance sheets of MGI PHARMA, INC. as of December 31, 1996 and 1995, and the related statements of operations, cash flows, stockholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 31, 1996, which reports are included in or incorporated by reference in the annual report on Form 10-K of MGI PHARMA, INC.



                                          /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 26, 1997